Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated April 28, 2016, relating to the financial statements of Cortec Industries, LLC included in the 3DIcon Corporation and its Subsidiary annual report on Form 10-K for the period ended December 31, 2015.

/s/ Boulay PLLP

Minneapolis, Minnesota

April 14, 2017